Exhibit 23.2














                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated February 20, 2002 on the financial statements of American Church Mortgage Company as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 in the Form S-11 Registration Statement of American Church Mortgage Company dated on or about April 26, 2002 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.


                               /S/  Boulay,  Heutmaker,   Zibell  & Co. P.L.L.P.
                                     Certified Public Accountants


Minneapolis, Minnesota
April 26, 2002